Exhibit 99.1

Universal Compression Holdings, Inc. 4444 Brittmoore Road Houston, Texas 77041 NYSE: UCO

Contact:

David Oatman

Vice President, Investor Relations

713-335-7460

FOR IMMEDIATE RELEASE

THURSDAY, FEBRUARY 23, 2006

UNIVERSAL COMPRESSION REPORTS 36% INCREASE IN EARNINGS PER
DILUTED SHARE COMPARED TO PRIOR YEAR PERIOD

Houston, February 23, 2006 — Universal Compression Holdings, Inc. (NYSE: UCO) today reported net income of $19.6 million, or $0.60 per diluted share, in the three months ended December 31, 2005 compared to $17.7 million, or $0.54 per diluted share, in the three months ended September 30, 2005 and $14.1 million, or $0.44 per diluted share, in the prior year period.

Revenue was $224.8 million in the three months ended December 31, 2005 compared to $181.1 million in the three months ended September 30, 2005 and $192.7 million in the prior year period. EBITDA, as adjusted (as defined below), was $74.5 million in the three months ended December 31, 2005 compared to $66.2 million in the three months ended September 30, 2005 and $61.0 million in the prior year period.

Stephen A. Snider, Universal’s President and Chief Executive Officer, said, “We are pleased with our financial performance for the three months ended December 31, 2005 which included record levels of revenue, EBITDA, as adjusted, and earnings per diluted share. Market demand for our products and services continues to be robust, as each of our four business segments achieved higher revenue and gross profit levels as compared to the three month periods ended September 30, 2005 and December 31, 2004. We are excited about our momentum going into 2006, as activity levels and backlog totals remain strong.”

Michael Anderson, Universal’s Chief Financial Officer, added, “During December, Weatherford International Ltd. sold its remaining 6.75 million share ownership position in Universal. In this transaction, we repurchased 2.4 million shares at a total cost of $100 million, funded largely with borrowings under our senior credit facility. We believe our repurchase of shares was a good investment and expect the repurchase to be accretive to our earnings per share in 2006. Additionally, we believe our recently announced change in fiscal year end from March to December will simplify how investors analyze Universal going forward.”

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Guidance

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Factors affecting these forward-looking statements are detailed below under the section titled “Forward-Looking Statements.” These statements do not include the potential impact of any acquisition, disposition, merger, joint venture or other transactions that could occur in the future.

For the three months ending March 31, 2006, Universal expects revenue of $215 million to $225 million and earnings per diluted share of $0.58 to $0.62. For the twelve months ending December 31, 2006, Universal expects revenue of $910 million to $935 million and earnings per diluted share of $2.65 to $2.80. Capital expenditures, net of sale proceeds, are expected to be $210 million to $240 million in 2006. Universal’s earnings per diluted share guidance includes expenses of approximately $0.10 per diluted share for the twelve months ending December 31, 2006 due to the adoption of Statement of Financial Accounting Standards No. 123R, under which non-cash cost relating to common stock-based compensation is recognized in financial statements beginning in calendar year 2006.

Conference Call

Universal will host a conference call today, February 23, 2006, at 10:00 am Central Time, 11:00 am Eastern Time, to discuss the quarter’s results and other corporate matters. The conference call will be broadcast live over the Internet to provide interested persons the opportunity to listen. The call will also be archived for approximately 90 days to provide an opportunity to those unable to listen to the live broadcast. Both the live broadcast and replay of the archived version are free of charge to the user.

Persons wishing to listen to the conference call live may do so by logging onto www.universalcompression.com (click “Investor Home” in the “Investor Relations” section) at least 15 minutes prior to the start of the call. The replay of the call will be available at the website www.universalcompression.com.

EBITDA, as adjusted, is defined as net income plus income taxes, interest expense (including debt extinguishment costs and excluding gain on termination of interest rate swaps), depreciation and amortization, foreign currency gains or losses, excluding non-recurring items (including facility consolidation costs), and extraordinary gains or losses.

Forward-Looking Statements

Statements about Universal’s outlook and all other statements in this release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Universal’s control, which could cause actual results to differ materially from such statements. While Universal believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are the worldwide supply and demand for natural gas; the demand for Universal’s products and services; our ability to implement and effect price increases for our products and services; our ability to timely, properly and cost-effectively implement our enterprise resource planning system; employment workforce factors, including our ability to hire, train and retain key employees; the ability of our competitors to capture market share and our ability to retain or increase our market share; our ability to manage the rising costs and availability of components and materials from our vendors; changes in our strategic direction; and changes in economic conditions, laws or regulatory conditions in the U.S. and other countries in which we operate.

These forward-looking-statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Universal’s Annual Report on Form 10-K for the year ended March 31, 2005 and those set forth from time to time in Universal’s filings with the Securities and Exchange Commission, which are available through our website www.universalcompression.com. Universal expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.

Universal, headquartered in Houston, Texas, is a leading natural gas compression services company, providing a full range of contract compression, sales, operations, maintenance and fabrication services to the domestic and international natural gas industry.

UNIVERSAL COMPRESSION HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended
	December 31, 2005	September 30, 2005	December 31, 2004
Revenue:
Domestic contract compression	$86,778	$81,964	$75,170
International contract compression	33,455	31,076	27,810
Fabrication	59,681	28,193	50,823
Aftermarket services	44,921	39,895	38,873
Total revenue	224,835	181,128	192,676

Costs and expenses:
Domestic contract compression - direct costs	30,533	29,849	27,071
International contract compression - direct costs	7,762	8,087	6,427
Fabrication - direct costs	51,778	24,769	48,605
Aftermarket services - direct costs	36,050	31,782	30,917
Depreciation and amortization	27,827	26,439	23,611
Selling, general and administrative	23,819	21,012	19,224
Interest expense, net	14,727	13,034	16,821
Foreign currency (gain) loss	755	(610)	(238)
Other (income) expense	388	(524)	(589)
Total costs and expenses	193,639	153,838	171,849

Income before income taxes	31,196	27,290	20,827

Income tax expense	11,642	9,611	6,702

Net income	$19,554	$17,679	$14,125

Weighted average common and common equivalent shares outstanding:
Basic	31,616	31,902	31,406

Diluted	32,522	32,836	32,082

Earnings per share:
Basic	$0.62	$0.55	$0.45

Diluted	$0.60	$0.54	$0.44

UNIVERSAL COMPRESSION HOLDINGS, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(Dollars in thousands)

	Three Months Ended
	December 31, 2005	September 30, 2005	December 31, 2004
Revenue:
Domestic contract compression	$86,778	$81,964	$75,170
International contract compression	33,455	31,076	27,810
Fabrication	59,681	28,193	50,823
Aftermarket services	44,921	39,895	38,873
Total	$224,835	$181,128	$192,676

Gross Profit:
Domestic contract compression	$56,245	$52,115	$48,099
International contract compression	25,693	22,989	21,383
Fabrication	7,903	3,424	2,218
Aftermarket services	8,871	8,113	7,956
Total	$98,712	$86,641	$79,656

Selling, General and Administrative	$23,819	$21,012	$19,224
% of Revenue	11%	12%	10%

EBITDA, as adjusted	$74,505	$66,153	$61,021
% of Revenue	33%	37%	32%

Capital Expenditures	$37,557	$38,642	$45,797
Proceeds from Sale of PP&E	3,532	3,876	13,408
Net Capital Expenditures	$34,025	$34,766	$32,389

Gross Margin:
Domestic contract compression	65%	64%	64%
International contract compression	77%	74%	77%
Fabrication	13%	12%	4%
Aftermarket services	20%	20%	20%
Total	44%	48%	41%

Reconciliation of GAAP to Non-GAAP Financial Information:
Net income	$19,554	$17,679	$14,125
Income tax expense	11,642	9,611	6,702
Depreciation and amortization	27,827	26,439	23,611
Interest expense, net	14,727	13,034	16,821
Foreign currency (gain) loss	755	(610)	(238)
EBITDA, as adjusted (1)	$74,505	$66,153	$61,021

	December 31, 2005	September 30, 2005	December 31, 2004

Debt and Capital Lease Obligations	$923,341	$818,646	$847,057
Stockholders’ Equity	$831,312	$908,605	$856,334
Total Debt to Capitalization	52.6%	47.4%	49.7%

(1) Management believes disclosure of EBITDA, as adjusted, a non-GAAP measure, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, it provides a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, as a supplemental measure to review current period operating performance, a comparability measure, a performance measure for period to period comparisons and a valuation measure.

UNIVERSAL COMPRESSION HOLDINGS, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(Horsepower in thousands)

	Three Months Ended
	December 31, 2005	September 30, 2005	December 31, 2004
Total Available Horsepower (at period end):
Domestic contract compression	1,965	1,948	1,908
International contract compression	584	565	518
Total	2,549	2,513	2,426

Average Contracted Horsepower:
Domestic contract compression	1,787	1,751	1,696
International contract compression	538	524	442
Total	2,325	2,275	2,138

Horsepower Utilization:
Spot (at period end)	92.3%	91.0%	89.9%
Average	91.7%	91.0%	89.8%

Fabrication Backlog (in millions)	$145	$114	$83